EXHIBIT 8.2

Hamilton Square

600 Fourteenth Street, N.W.

Washington, DC 20005-2004

202.220.1200

Fax 202.220.1665

May 23, 2007

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, PA 19087-5594

Ladies and Gentlemen:

We have acted as your United States federal income tax counsel in connection with the distribution (the “PharMerica Distribution”) by AmerisourceBergen Corporation, a Delaware corporation (the “Company”), to the holders of the Company’s common stock of all of the outstanding shares of common stock (the “PharMerica Common Stock”) of PharMerica, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“PharMerica”), and the merger of Hippo Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Safari Holding Corporation, a Delaware corporation (“Safari”), with and into PharMerica (the “PharMerica Merger”) pursuant to that Master Transaction Agreement dated as of October 25, 2006 (the “MTA”) by and among the Company, PharMerica, Kindred Healthcare, Inc., a Delaware corporation (“KHI”), Kindred Pharmacy Services, Inc., a Delaware corporation and wholly-owned subsidiary of KHI (“KPS”), Kindred Healthcare Operating, Inc., a Delaware corporation (“KHOI”), Safari, Hippo Merger Corporation, and Rhino Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Safari. In connection with our engagement, you have requested our opinions (the “Opinions”) regarding certain United States federal income tax consequences of the PharMerica Distribution and the PharMerica Merger.

For the purpose of rendering the Opinions, we have examined and are relying, with your permission (without any independent investigation or review thereof other than such investigation and review as we have deemed necessary to comply with our professional obligations under Internal Revenue Service (“IRS”) Circular 230 or otherwise), upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (the “Documents”):

1. The MTA;

2. The Registration Statement on Form S-4/S-1 of Safari to which this opinion is an exhibit, filed with the Securities and Exchange Commission with respect to common stock of Safari (“Safari Common Stock”) to be issued to the stockholders of the Company in connection with the PharMerica Merger and to the stockholders of KHI in connection with the merger of Rhino Merger Corporation with and into KPS. (the “Registration Statement”);

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AmerisourceBergen Corporation

May 23, 2007

3. The Tax Matters Agreement by and among KHI, the Company, KPS, PharMerica and Safari dated as of October 25, 2006 (the “TMA”);

4. The Form of Information Services Agreement between KHI and Safari filed as Exhibit 10.4 to the Registration Statement; (“the “ISA”)

5. The Form of Transition Services Agreement between KHI and Safari filed as Exhibit 10.1 to the Registration Statement (the “KHI TSA”);

6. The Form of Transition Services Agreement between the Company and Safari filed as Exhibit 10.2 to the Registration Statement (the “ABC TSA”);

7. The Form of Prime Vendor Agreement between AmerisourceBergen Drug Corporation, a Delaware corporation, and Safari filed as Exhibit 10.5 to the Registration Statement (the “PVA”, and together with the TMA, ISA, KHI TSA, and ABC TSA, the “Ancillary Agreements”);

8. The Tax Certificate delivered to us by the Company dated the date hereof;

9. The Tax Certificate delivered to us by Safari dated the date hereof;

10. The private letter ruling request submitted by the Company to the IRS on September 13, 2006, together with the exhibits and supplements thereto;

11. The private letter ruling request submitted by KHI to the IRS on September 14, 2006, together with the exhibits and supplements thereto;

12. The private letter ruling from the IRS delivered to the Company dated December 21, 2006;

13. The private letter ruling from the IRS delivered to KHI dated December 21, 2006;

14. The balance sheets dated March 31, 2007 and profit and loss statements for the fiscal years ending September 30, 2002 through 2006 and for the period ending March 31, 2007 for each of Pharmacy Corporation of America, a California corporation, PMSI, Inc., a Florida corporation, and TMESYS, Inc., a Florida corporation;

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May 23, 2007

15. The Cross Holding Ownership Analysis prepared by Deutsche Bank Securities, Inc. and Lehman Brothers, Inc., dated April 2007;

16. Such other instruments and documents related to the PharMerica Distribution and PharMerica Merger as we have deemed necessary or appropriate for purposes of the Opinions.

For purposes of the Opinions, we have assumed, with your permission and without independent investigation or verification (other than such investigation and verification as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), (i) that the transactions contemplated by the MTA and the Ancillary Agreements will be consummated in the manner contemplated therein and in the Registration Statement without the waiver of conditions to any party’s obligations to effect such transactions that could adversely affect the Opinions, (ii) that original documents (including signatures) are authentic, (iii) that documents submitted to us as copies conform to the original documents, (iv) that there has been and will be due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of those documents, (v) the accuracy of statements and representations contained in the Documents, (vi) that covenants and warranties set forth in the Documents have been and will be complied with and (vii) that the transactions contemplated by the MTA, the Ancillary Agreements, and any related agreements are effective under applicable law.

Furthermore, we have assumed, with your permission and without independent investigation or verification (other than such investigation and verification as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), that, as to all matters in which a person or entity making a representation has represented that such person or entity, or a related party, is not a party to, does not have, or is not aware of, any plan, intention, understanding, agreement, arrangement or negotiations to take action, there is in fact no plan, intention, understanding, agreement or negotiations and such action was not and will not be taken, and we have further assumed that any statement made “to the knowledge of” or otherwise similarly qualified is correct without such qualification.

Subject to the foregoing and any other assumptions, limitations and qualifications specified herein, our Opinions are as follows:

1. The PharMerica Distribution will qualify as a transaction described in Section 355(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

2. Provided that the Company obtains verification that as of the Closing Date there are one or more shareholders who have held shares of both the common stock of the Company and the common stock of KHI from August 6, 2006 through the close of business on

AmerisourceBergen Corporation

May 23, 2007

the Closing Date, Section 355(e) of the Code shall not apply, the PharMerica Common Stock will be treated as “qualified property” for purposes of Section 361(c)(2) of the Code and, therefore, no gain or loss will be recognized by the Company on the Pharmerica Distribution pursuant to Section 361(c) of the Code; and

3. The exchange of PharMerica Common Stock for Safari Common Stock pursuant to the PharMerica Merger will be treated as part of an exchange described in Section 351 of the Code.

The Opinions are based upon the Code, the regulations promulgated thereunder, administrative pronouncements and judicial authority, all as in effect as of the date hereof. They represent our best legal judgment as to the matters addressed herein but are not binding on the IRS or the courts. Accordingly, no assurance can be given that the Opinions would not be challenged by the IRS and, if challenged, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in the Opinions. We undertake no responsibility to advise you of any new developments in the application or interpretation of relevant tax laws. If any of the facts or assumptions pertinent to the United States federal income tax treatment of the transactions addressed herein or any of the statements, covenants, representations or warranties contained in the Documents are, or later become, inaccurate, such inaccuracy may adversely affect the conclusions expressed in the Opinions. In addition, the Opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the transactions addressed herein or any other transaction.

The Opinions are provided solely for the benefit of the Company. No other person or party shall be entitled to rely on the Opinions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP